Exhibit 99

                                TO THE HOLDERS OF
                         Pathe Communications Corporation
                        (formerly The Cannon Group, Inc.)

    Pathe Communications 12 7/8% Senior Subordinated Debentures due April 15,
   2001
                                CUSIP #703193AA 0*

     Cannon Group, Inc. 12 7/8% Senior Subordinated Debentures due April 15,
   2001
                               CUSIP #137726 AE 5*

       Cannon Group, Inc. 8 7/8% Convertible Senior Subordinated Debentures
                                due April 15, 2001
                               CUSIP #137726 AF 2*
                         (collectively the "Debentures")

   * No representations are made as to the correctness of these CUSIP numbers either as printed on the Debentures or as contained in this Notice.

                        NOTICE OF NON-PAYMENT OF INTEREST

        Except as otherwise expressly provided, all terms used herein which are defined in the Indentures, pursuant to which the Debentures were issued, shall have the meaning assigned to them in the Indentures. On April 1, 1997 Chemical Trust Company of California (formerly Manufacturers Hanover Trust Company of California), officially became known as Chase Trust Company of California.

        We are the Trustee (the "Trustee") under the Indentures, each dated as of April 15, 1986 (the "Indenture"). On April 15, 1997, Pathe
   Communications Corporation (the "Company") failed to pay the installment of interest due and payable on that date with respect to the above referenced Debentures.

        Section 6.01(1) of each Indenture provides that if the Company fails to pay the April 15, 1997 interest installment within the 30 day grace period, an "Event of Default" will then have occurred. The thirty day grace period ends on May 15, 1997; if interest has not been paid on or before that date an "Event of Default" will have occurred.

        Section 6.02 of each Indenture provides that if an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Debentures by notice to the Company and the Trustee, may declare the principal of and the accrued interest on all the Debentures to be due and payable immediately. Upon such declaration such principal and interest shall be due and payable immediately.

        A declaration by us as Trustee, or by the Holders of at least 25% in aggregate principal amount of the outstanding Debentures, that the principal of and the accrued interest on all the Debentures is due and payable immediately, may result in the Company or one or more of its creditors seeking relief under one or more provisions of the Bankruptcy Code. Of paramount concern to us as Trustee is determining whether a declaration on May 15, 1997 that the principal of and accrued interest on all the Debentures is immediately due and payable, with its attendant serious consequences, would be in the best interests of the Holders.

        A copy of the Indentures may be examined at our 101 California Street, Suite #2725, San Francisco, CA 94111 offices during normal business hours by Holders. In this regard, we call your attention to the rights of the Holders of a majority in principal amount of the outstanding Debentures have pursuant to Section 6.05 of each Indenture:

        The Holders of a majority in principal amount of the outstanding Debentures may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture, that is unduly prejudicial to the rights of another Debentureholder, that would involve the Trustee in personal liability, or if the Trustee does not have sufficient indemnifications against any loss or expense.

   Note that the total principal amount outstanding for the Debentures are as follows:

   Pathe Communications 12 7/8% Senior Subordinated Debentures due April 15,
   2001
   CUSIP:  #703193 AA 0     Outstanding:     $13,739,000

   Cannon Group, Inc. 12 7/8% Senior Subordinated Debentures due April 15,
   2001
   CUSIP:  #137726 AE 5     Outstanding:     $16,089,000

   Cannon Group, Inc. 8 7/8% Convertible Senior Subordinated Debentures due April 15, 2001
   CUSIP:  #137726 AF 2     Outstanding:      $3,761,000

        We will continue to inform you of any significant developments in this matter.

   To allow mailing future communications directly to you as a Holder, please follow the following instructions:

        1. If you are a beneficial Holder of the Debentures (i.e.: the Debentures are registered in the name of a broker or bank) we request that you complete and return the enclosed form.

        2. If you are already a registered Holder (i.e.: the Debentures are registered in your name and you have a physical certificate), no action is necessary on your part as we already have your name and address on record. Only if you wish to have your notices redirected to a different name or address do we request that you complete and return the enclosed form.

   Dated as of April 18, 1997       Chase Trust Company of California,
                                      as Trustee

   Chase Trust Company of California, as Trustee, under the Indentures of Pathe Communications Corporation (formerly, The Cannon Group, Inc.), each dated as of April 15, 1986

   101 California Street, Suite #2725
   San Francisco, California 94111
   Attn:  Corporate Trust Administration

   I hereby certify that I, ______________________
                            (Name of Beneficial Owner)

                            ______________________
                            (Address)

                            ______________________
                            ______________________
                            ______________________
                            (Daytime telephone number)

   am the beneficial owner of the Pathe Communication Corporation securities listed below:

        Security:                         Aggregate Principal Amount Held:

   Pathe Communications 12 7/8% Senior
   Subordinated Debentures due April 15,
   2001 CUSIP:  #703193 AA 0:                   $_______________

   Cannon Group, Inc. 12 7/8% Senior
   Subordinated Debentures due April 15,
   2001 CUSIP:  #137726 AE 5:                   $_______________

   Cannon Group, Inc. 8 7/8% Convertible
   Senior Subordinated Debentures due
   April 15, 2001 CUSIP:  #137726 AF 2:         $_______________

   which are registered in the name of:

   (Name of Registered Holder)                  (Address)

   ______________________________               _______________

                                                _______________

   and request that you send copies of notices sent to the registered holders of the Debentures to me at my address above.

                                 Signed:        _______________________
                                                Beneficial Owner

                                                Date:____________